                                                                   Exhibit 10(c)

                              EMPLOYMENT AGREEMENT
                              --------------------



        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 18th of June, 1996, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WOOSTER (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Association"), a subsidiary of FirstFederal Financial Services Corp (the "Company") and JAMES J. LITTLE (the "Executive").

        WHEREAS, the Executive is currently serving as the Executive Vice President and Chief Financial Officer of the Association; and

        WHEREAS, the Executive has made and will make a major contribution to the Association in the position of Executive Vice President and Chief Financial Officer of the Association; and

        WHEREAS, the board of directors of the Association (the "Board of Directors") recognizes that, the possibility of a change in control of the Association or the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association, the Company and their respective stockholders; and

        WHEREAS, the Board of Directors believes it is in the best interests of the Association to enter into this Agreement with the Executive in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Association, although no such change is now contemplated; and

        WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Executive to take effect as stated in
Section 2 hereof;

        NOW, THEREFORE, in consideration of the foregoing. and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

        1. DEFINITIONS.

                (a) The term "Change in Control" means (1) an event of a nature that (i) results in a change in control of the. Association or the Company within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R. Part 574 as in effect on the date hereof; or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the

"Exchange Act"); (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly of securities of the Association or the Company representing 20% or more of the Association's or the Company's outstanding securities; or (3) individuals who are members of the board of directors of the Association or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Association or the Company. In the application of 12 C.F.R. Part 574 to a determination of a Change in Control, determinations to be made by the OTS or its Director under such regulations shall be made by the Board of Directors.

                (b) The term "Date of Termination" means the earlier of (1) the date upon which the Association gives notice to the Executive of the termination of his employment with the Association or (2) the date upon which the Executive ceases to serve as an employee of the Association.

                (c) The term "Involuntarily Termination" means termination of the employment of Executive without his express written consent, and shall include a material diminution of or interference with the Executive's duties, responsibilities and benefits as Executive Vice President and Chief Financial Officer of the Association, including (without limitation) any of the following actions unless consented to in writing by the Executive: (1) a change in the principal workplace of the Executive to a location outside of a 30 mile radius from the Association's headquarters office as of the date hereof; (2) a material demotion of the Executive; (3) a material reduction in the number or seniority of other Association personnel reporting to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of an Association- or Company-wide reduction in staff; (4) a material adverse change in the Executive's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or the Company; and (5) a material permanent increase in the required hours of work or the workload of the Executive. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Association's affairs under
Section 8 Qf the Federal Deposit Insurance Act ("FDIA").

                (d) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Executive because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive part shall be considered "willful" unless the Executive has acted (or failed to act) with an absence of good faith and without reasonable belief that the Executive's action or failure to act was in the best interest of the Association. Notwithstanding the foregoing, the Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Executive has engaged in described in the preceding sentence and specifying the particulars thereof in detail.

        2. TERM. The term of this Agreement shall be a period of three years commencing on the date first above written (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, PROVIDED THAT (i) neither the Executive nor the Association has given notice to the other in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and
(ii) prior to such anniversary, the Board of Directors of the Association explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

        3. EMPLOYMENT. The Executive is employed as the Executive Vice President and Chief Financial Officer of the Association. As Executive Vice President and Chief Financial Officer, Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Association as the Board of Directors may prescribe from time to time, provided that such duties are consistent with the Executive's position as Executive Vice President and Chief Financial Officer. The Executive shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Association and its subsidiaries and affiliated companies.

        4. COMPENSATION.

                (a) SALARY. The Association agrees to pay the Executive during the term of this Agreement the salary established by the Board of Directors, which shall be at least the Executive' s salary in effect as of the Commencement Date. The Executive's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question. The amount of the Executive's salary shall be reviewed by the Board of Directors not less often than annually, beginning not later than the first anniversary of the Commencement Date. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Association under this Agreement. The Executive's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

                (b) DISCRETIONARY BONUSES. The Executive shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors to its executive Executives. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board of Directors.

The Executive shall also be entitled to a bonus of $10,000 for each completed merger or acquisition transaction, including other financial institutions, branches of financial institutions or other financial service entities.

                (c) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Association, PROVIDED THAT the Executive properly accounts for such expenses in accordance with such policies and procedures.

        5. BENEFITS.

                (a) PARTICIPATION IN RETIREMENT AND EXECUTIVE BENEFIT PLANS. The Executive shall be entitled to participate in all plans relating to stock options, pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Association's executive employees or its employees generally.

                (b) FRINGE BENEFITS. The Executive shall be eligible to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Association's executive officers.

        6. VACATIONS; LEAVE. The Executive shall be entitled to annual paid vacation in accordance with the policies established by the Association's Board of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors of the Association may determine in its discretion.

        7. TERMINATION OF EMPLOYMENT.

                (a) INVOLUNTARY TERMINATION. The Board of Directors may terminate the Executive's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Executive's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within 12 months after a Change in Control, (1) the Association shall pay to the Executive during the remaining term of this Agreement, his salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Executive under Section 2 if the Executive had continued to be employed by the Association, and (2) the Association shall provide to the Executive during the remaining term of this Agreement health benefits as maintained by the Association for the benefit of its executive officers from time to time during the remaining term of the Agreement or substantially the same health benefits as the Association maintained for its executive officers immediately prior to the Date of Termination.

                (b) TERMINATION FOR CAUSE. In the event of Termination for Cause, the Association shall pay the Executive his salary through the Date of Termination, and the Association shall have no further obligation to the Executive under this Agreement.

                (c) VOLUNTARY TERMINATION. The Executive's employment may be voluntarily terminated by the Executive at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Executive and the Board of Directors of the Association. In the event of such voluntary termination, the Association shall be obligated to continue to pay the Executive his salary and benefits through the Date of Termination, at the time such payments are due, and the Association shall have no further obligation to the Executive under this Agreement.

                (d) CHANGE IN CONTROL. In the event of Involuntary Termination in connection with or within 12 months after a Change in Control which occurs at any time while the Executive is employed under this Agreement, the Association shall, subject to Section 8 of this Agreement, (1) pay to the Executive in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Executive's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Executive during the remaining term of this Agreement such health benefits as are maintained for executive officers of the Association from time to time during the remaining term of this Agreement or substantially the same health benefits as the Association maintained for its executive officers immediately prior to the Change in Control.

                (e) DEATH; DISABILITY. In the event of the death of the Executive while employed under this Agreement and prior to any termination of employment, the Executive's estate, or such person as the Executive may have previously designated in writing, shall be entitled to receive from the Association the salary of the Executive through the last day of the calendar month in which the Executive died. If the Executive becomes disabled as defined in the Association's then current disability plan or if the Executive is otherwise unable to serve as Executive Vice President and Chief Financial Officer, the Executive shall be entitled to receive group and other disability income benefits of the type then provided by the Association for executive officers.

                (f) TEMPORARY SUSPENSION OR PROHIBITION. If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. Sections 1818(e)(3) and (g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                (g) PERMANENT SUSPENSION OR PROHIBITION. If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Sections 1818(e)(4) and (g)(1), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                (h) DEFAULT OF THE ASSOCIATION. If the Association is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                (i) TERMINATION BY REGULATORS. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association:
(1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

        8. CERTAIN REDUCTION OF PAYMENTS BY THE ASSOCIATION.

                (a) Notwithstanding any other provision of this Agreement, if payments under this Agreement, together with any other payments received or to be received by the Executive in connection with a Change in Control would cause any amount to be nondeductible by the Association for federal income tax purposes pursuant to Section 280G of the Code, then benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize payments to the Executive without causing any amount to become nondeductible by the Association or the Company. The Executive shall determine the allocation of such reduction among payments to the Executive.

                (b) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

        9. NO MITIGATION. The Executive shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

        10. ATTORNEYS FEES. In the event the Association exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Association has failed to make timely payment of any amounts owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Executive is otherwise entitled under this Agreement.

        11. NO ASSIGNMENTS.

                (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there is no such designee, to the Executive's estate.

        12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Association at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Association, or, if to the Executive, to such home or other address as the Executive has most recently provided in writing to the Association.

        13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

        14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

        15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        16. GOVERNING LAW. This Agreement shall be governed by and is to be construed and enforced in accordance with the laws of the United States to the extent applicable and otherwise by the laws of the State of Ohio.

        17. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


        THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                            First Federal Savings and Loan
                                   Association of Wooster

/s/ L. Dwight Douce                /s/ Gary G. Clark
---------------------------        ---------------------------------
Secretary

                                   By: Gary G. Clark
                                   Its: Chairman


                                   Executive

                                   /s/ James J. Little
                                   ---------------------------------
                                   James J. Little, Executive Vice President
                                   and Chief Financial Officer